Exhibit 4.3

ANHEUSER-BUSCH COMPANIES, LLC

and

ANHEUSER-BUSCH INBEV WORLDWIDE INC.,

as Companies

and

ANHEUSER-BUSCH INBEV SA/NV,

as Parent Guarantor

and

the SUBSIDIARY GUARANTORS party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 13, 2018

To the Indenture, dated as of November 13, 2018,

among Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc., as

Companies,

Anheuser-Busch InBev SA/NV, as Parent Guarantor, the Subsidiary Guarantors party thereto from time to time and

The Bank of New York Mellon Trust Company, N.A., as Trustee

4.700% Notes due 2036

- i -

SECOND SUPPLEMENTAL INDENTURE, dated as of November 13, 2018 (the “Second Supplemental Indenture”), among ANHEUSER-BUSCH COMPANIES, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called “ABC” and a “Company”) and ANHEUSER-BUSCH INBEV WORLDWIDE INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called “ABIWW” and a “Company” and together with ABC, the “Companies,” as the context requires), ANHEUSER-BUSCH INBEV SA/NV, a société anonyme/naamloze vennootschap duly organized and existing under the laws of the Kingdom of Belgium (the “Parent Guarantor”), ANHEUSER-BUSCH INBEV FINANCE INC., a corporation duly organized and existing under the laws of the State of Delaware, BRANDBEV S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, with its registered office at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand-Duchy of Luxemburg, registered with the Luxembourg Register of Commerce and Companies under the number B 80.984, BRANDBREW S.A., a société anonyme incorporated under the laws of Luxembourg, with registered office at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand-Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under the number B-75696, COBREW NV, a public limited liability company organized and existing under Belgian law (each, a “Subsidiary Guarantor”, and together with the Parent Guarantor, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Indenture, dated as of November 13, 2018, among the Companies, the Guarantors and the Trustee (the “Indenture”).

RECITALS OF THE COMPANIES AND THE GUARANTORS

WHEREAS, the Companies, the Guarantors and the Trustee are parties to the Indenture, which provides for the issuance from time to time of unsecured debt securities of the Companies;

WHEREAS, Section 901(9) of the Indenture permits supplements thereto without the consent of Holders of Securities to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture;

WHEREAS, as contemplated by Section 301 of the Indenture, the Companies intend to issue a new series of Securities to be known as the Companies’ “4.700% Notes due 2036” (the “Notes”) under the Indenture;

WHEREAS, the Companies and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of this Second Supplemental Indenture;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Companies, the Guarantors and the Trustee mutually agree as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01          Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture. The following terms used in this Second Supplemental Indenture have the following respective meanings:

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels. If the date of maturity of interest on, or principal of, the Notes or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with acceleration, and no interest shall accrue as a result of the delayed payment.

“Change in Tax Law” has the meaning set forth in Section 2.06.

“Company” and “Companies” have the meanings set forth in the first paragraph of this Second Supplemental Indenture.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to August 1, 2035 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity of August 1, 2035.

“Comparable Treasury Price” means, with respect to a Redemption Date, (i) the average of five (5) Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five (5) such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” means The Depository Trust Company, or any successor thereto.

“Global Security” has the meaning set forth in Section 2.01(c).

“Guarantors” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Indenture” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Independent Investment Banker” means Barclays Capital Inc., Deutsche Bank Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as specified by the Companies, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Companies.

“Initial Issue Date” means November 13, 2018, which is the date of the initial issuance of the Notes.

“Interest Payment Date” has the meaning specified in Section 2.03.

“Notes” has the meaning set forth in the Recitals.

“Parent Guarantor” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Redemption Notice Date” has the meaning specified in Section 2.06(a).

“Reference Treasury Dealer” means (i) Barclays Capital Inc., Deutsche Bank Securities Inc. and Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Companies will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Companies after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” means January 15 and July 15 (whether or not a Business Day).

“Regulation S” means Regulation S under the Securities Act of 1933, as amended.

“Restricted Security” means any Note that has not been transferred pursuant to an exemption from the Securities Act of 1933, as amended.

“Rule 144A” means Rule 144A under the Securities Act of 1933, as amended.

“Second Supplemental Indenture” has the meaning set forth in the Recitals.

“Stated Maturity” has the meaning specified in Section 2.01(f).

“Treasury Rate” means, with respect to any Redemption Date:

(i)      the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.l5(5l9)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(ii)      if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trustee” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

SECTION 1.02          Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03          Separability Clause.

In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04          Benefits of Instrument.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture or the Indenture.

ARTICLE II

4.700% SENIOR NOTES DUE 2036

SECTION 2.01          Creation of Series; Establishment of Form.

(a)        There is hereby established a new series of Securities under the Indenture entitled “4.700% Notes due 2036.”

(b)        The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A. The Restricted Security shall include the legends set forth on the face of Exhibit A, substantially in the form so set forth therein.

(c)        The Companies shall issue the Notes in an aggregate principal amount of USD 5,385,495,000. The Companies may from time to time, without the consent of the Holders of the Notes, issue additional Notes in accordance with Sections 301 and 901 of the Indenture. Any such additional Notes subsequently issued shall rank equally and ratably with the Notes in all respects (except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes), so that such further Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes, provided that either (i) such additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such additional Notes shall have a separate CUSIP number.

(d)        The Notes shall be initially offered and sold in reliance on Rule 144A and/or Regulation S and shall be issued initially in the form of one or more permanent global securities, without coupons, registered in the name of the Depositary or a nominee of the Depositary (each, a “Global Security”) and deposited with the Trustee, as custodian for the Depositary. Any proposed transfer of an interest in the Notes shall consist of a transfer within a Global Security and shall be effected through the book-entry system maintained by the Depositary.

(e)        The Notes shall not have a sinking fund.

(f)        The stated maturity of the principal of the Notes shall be February 1, 2036 (the “Stated Maturity”).

(g)        The outstanding principal amount of the Notes shall accrue interest at a rate equal to 4.700% per annum, as provided in Section 2.03.

(h)        The Notes shall be issued in denominations of USD 1,000 in principal amount and integral multiples of USD 1,000 in excess thereof.

(i)        The Notes shall be subject to both Defeasance and Covenant Defeasance in accordance with the Indenture.

(j)        The Notes shall be senior unsecured obligations of the Companies and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Companies.

SECTION 2.02          Guarantee. Subject to the terms and applicable limitations set forth in the Indenture and the form of Notes, the Notes shall be jointly and severally, irrevocably, fully and unconditionally guaranteed by the Guarantors as to all payments due on the Notes whether at their Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of such Guarantees and the Indenture. In the case of the failure of the Companies to pay punctually any principal, premium or interest on the Notes, the Guarantors shall cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise. The Guarantees shall be unsecured and unsubordinated indebtedness of the Guarantors and rank equally with other unsecured and unsubordinated indebtedness of the Guarantors that is currently outstanding or that they may issue in the future.

SECTION 2.03          Interest. The Notes shall bear interest at a rate equal to 4.700% per annum, and computed on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest on the Notes will accrue from August 1, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Interest is payable semi-annually, in arrears, on February 1 and August 1 of each year (each, an “Interest Payment Date”), subject to deferral of such payment in accordance with the definition of “Business Day” contained in Section 1.01 hereof, commencing February 1, 2019 to the Person in whose name the

Notes were registered at the close of business on the applicable Regular Record Date until the principal thereof is paid or made available for payment.

SECTION 2.04          Payment of Principal, Interest and Other Amounts. Payments of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of the Global Security. Initially, the Paying Agent and Registrar for the Notes will be The Bank of New York Mellon Trust Company, N.A., in St. Louis, Missouri. The Companies may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and in such an event either Company may act as Paying Agent or Registrar. Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder thereof; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

SECTION 2.05          Optional Redemption.

(a)        The Companies may, at their option, redeem the Notes as a whole or in part at any time and from time to time prior to August 1, 2035 upon not less than thirty (30) nor more than sixty (60) days’ prior notice, as provided in Section 1104 of the Indenture, at a redemption price equal to the greater of:

(i)        100% of the aggregate principal amount of the Notes to be redeemed; and

(ii)        as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes matured on August 1, 2035 (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve (12) 30-day months) at the Treasury Rate plus 30 basis points;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(b)        The Companies may, at their option, redeem the Notes as a whole or in part at any time and from time to time on or after August 1, 2035 upon not less than thirty (30) nor more than sixty (60) days’ prior notice, as provided in Section 1104 of the

Indenture, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to (but excluding) such Redemption Date.

(c)        Notice of redemption shall be given by first-class mail, postage prepaid, mailed (or otherwise transmitted in accordance with applicable procedures of the Depositary) to the Holders of the Notes being redeemed (the date on which such notice is given to be termed a “Redemption Notice Date”).

(d)        Unless the Companies (and/or a Guarantor) default on payment of the redemption price, from and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption. On the Redemption Date, the Companies will deposit with the Trustee or with one or more Paying Agents (or, if either Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date.

(e)        If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than sixty (60) days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called for redemption, on a pro rata basis or by such method as the Trustee deems fair and appropriate.

SECTION 2.06          Optional Tax Redemption.

(a)        The Companies may, at their or the Parent Guarantor’s option, redeem the Notes in whole but not in part, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which either Company or any Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after October 26, 2018 (any such change or amendment, a “Change in Tax Law”), the relevant Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the relevant Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of a Company assigning its obligations under the Notes to a Substitute Company (as defined in Section 801 of the Indenture), unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

(b)        Prior to the mailing of any notice of redemption pursuant to this Section 2.06, the relevant Company or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the relevant Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of such Change in Tax Law.

(c)        No notice of redemption pursuant to this Section 2.06 may be given earlier than ninety (90) days prior to the earliest date on which the relevant Company or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

ARTICLE III

Miscellaneous Provisions

SECTION 3.01          Effectiveness. This Second Supplemental Indenture will become effective upon its execution and delivery.

SECTION 3.02          Original Issue. The Notes may, upon execution of this Second Supplemental Indenture, be executed by the Companies and delivered by the Companies and the Parent Guarantor to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.

SECTION 3.03          Ratification and Integral Part. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture will be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.04          Priority. This Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.05          Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Second Supplemental Indenture, by the Companies and the Guarantors will bind their respective successors and assigns, whether so expressed or not.

SECTION 3.06          Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.07          Guarantee Limitations. The limitations applicable to the Guarantees, as set forth in Section 209 of the Indenture, will apply to the Guarantees issued hereunder; provided, however, that any further limitations, or any amendments or modifications to such Guarantees or limitations thereon, shall be set forth in an additional supplemental indenture, in each case in accordance with the Indenture.

SECTION 3.08          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Companies and the Guarantors.

SECTION 3.09          Governing Law. This Second Supplemental Indenture and the Notes and Guarantees will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

ANHEUSER-BUSCH COMPANIES, LLC as Company

By:	/s/ Bryan Warner
Name: Bryan Warner
Title: Authorized Officer

ANHEUSER-BUSCH INBEV WORLDWIDE INC. as Company

By:	/s/ Bryan Warner
Name: Bryan Warner
Title: Authorized Officer

ANHEUSER-BUSCH INBEV SA/NV as Parent Guarantor

By:	/s/ Bryan Warner
Name: Bryan Warner
Title: Authorized Officer

By:	/s/ Margot Miller
Name: Margot Miller
Title: Authorized Officer

THE BANK OF NEW YORK MELLON, TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

[Second Supplemental Indenture Signature Page]

ANHEUSER-BUSCH INBEV FINANCE INC. as Subsidiary Guarantor

By:	/s/ Bryan Warner
Name: Bryan Warner
Title: Authorized Officer

COBREW NV as Subsidiary Guarantor

By:	/s/ Ann Randon
Name: Ann Randon
Title: Authorized Officer

By:	/s/ Jan Vandermeersch
Name: Jan Vandermeersch
Title: Authorized Officer

BRANDBREW SA as Subsidiary Guarantor

By:	/s/ Ann Randon / Jan Vandermeersch
Name: Ann Randon / Jan Vandermeersch
Title: Authorized Officer

BRANDBEV S.À R.L. as Subsidiary Guarantor

By:	/s/ Ann Randon / Jan Vandermeersch
Name: Ann Randon / Jan Vandermeersch
Title: Authorized Officer

[Second Supplemental Indenture Signature Page]

Exhibit A

FORM OF NOTES

FACE OF SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ANHEUSER-BUSCH COMPANIES, LLC, ANHEUSER-BUSCH INBEV WORLDWIDE INC. OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION, (II) WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, PERSONS OTHER THAN “QUALIFIED INSTITUTIONAL BUYERS” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (III) OUTSIDE THE UNITED STATES OTHER THAN TO PERSONS WHO ARE U.S. PERSONS IN OFFSHORE TRANSACTIONS IN ACCORDANCE WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH PERSON ACQUIRING AN OWNERSHIP INTEREST IN THIS SECURITY (1) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT EITHER (A) IS A

Exhibit A

“QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S) AND IS OUTSIDE THE UNITED STATES OR (C) IS ACQUIRING SUCH OWNERSHIP INTEREST PURSUANT TO A VALID REGISTRATION STATEMENT OR IN ANOTHER TRANSACTION EXEMPT FROM SUCH REGISTRATION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT IN ACCORDANCE WITH THE FOREGOING RESTRICTIONS, AND IN ANY CASE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; (3) PRIOR TO SUCH TRANSFER, AGREES THAT IT WILL FURNISH TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS SECURITY REGISTRAR (OR A SUCCESSOR REGISTRAR, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE SECURITY REGISTRAR AND THE COMPANIES MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “UNITED STATES”, “U.S. PERSON” AND “OFFSHORE TRANSACTION” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS SECURITY (OR ANY INTEREST HEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL LAW OF THE UNITED STATES OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR, IN THE CASE OF SUCH A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY SUCH SUBSTANTIALLY SIMILAR STATE, LOCAL, OTHER FEDERAL LAW OF THE UNITED STATES OR NON-U.S. LAW, FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

Exhibit A

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES (“OID”). HOLDERS MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY BY CONTACTING GLOBAL DIRECTOR – TREASURY AT ANHEUSER-BUSCH INBEV SERVICES, LLC, AT (212) 573-8800.

Exhibit A

Anheuser-Busch Companies, LLC

and

Anheuser-Busch InBev Worldwide Inc.

4.700% Note due 2036

Payment of Principal, Premium, if any,

and Interest Irrevocably, Fully and Unconditionally Guaranteed by

Anheuser-Busch InBev SA/NV, Anheuser -Busch InBev Finance Inc., Brandbev S.à r.l.,

Brandbrew S.A. and Cobrew NV

No. …	USD …

CUSIP No.: [03522A AE0/ U00323 AE2]	ISIN: [US03522AAE01/ USU00323AE23]

Anheuser-Busch Companies, LLC (“ABC” and a “Company”), a limited liability company duly organized and existing under the laws of the State of Delaware and Anheuser-Busch InBev Worldwide Inc., a corporation duly organized and existing under the laws of the State of Delaware (“ABIWW” and a “Company” and together with ABC, the “Companies,” as the context requires, and which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promise to pay to Cede & Co., or its registered assigns, on February 1, 2036 (the “Maturity Date”), the principal sum of                U.S. dollars, and to pay interest thereon from August 1, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually, in arrears, on February 1 and August 1, in each year, commencing on February 1, 2019, at the rate of 4.700% per annum, until the principal hereof is paid or made available for payment, subject to deferral of such interest payment in accordance with the Indenture in case such date is not a Business Day.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 and July 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Exhibit A

Subject to the terms of the Indenture, this Security is fully and unconditionally guaranteed as to all payments due hereon whether at the Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of the Guarantees and the Indenture.

Payments of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of this Security. Initially, the Paying Agent and Registrar for the Securities will be The Bank of New York Mellon Trust Company, N.A., St. Louis, Missouri. The Companies may change the Paying Agent or Registrar without prior notice to the Holders, and in such an event either Company may act as Paying Agent or Registrar. Payments of principal, premium, if any, and interest on the Securities represented by this Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Companies may make any and all payments of principal, premium (if any) and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A

IN WITNESS WHEREOF, the Companies have caused this instrument to be duly executed.

Dated:

ANHEUSER-BUSCH COMPANIES, LLC

By:
Name:
Title: Authorized Officer

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By:
Name:
Title: Authorized Officer

CERTIFICATE OF AUTHENTICATION

This Security is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Exhibit A

REVERSE OF SECURITY

1.    Securities and Indenture

This Security is one of a duly authorized issue of securities of the Companies (payable in U.S. dollars) (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 13, 2018 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of November 13, 2018 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), in each case among the Companies, Anheuser-Busch InBev SA/NV, as Parent Guarantor, the Subsidiary Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Companies, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.    Series and Denomination

This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount of USD 5,385,495,000, except as provided in the Indenture. References herein to “this series” mean the series of securities designated on the face hereof and any additional securities issued under the Second Supplemental Indenture. Except as provided in the preceding paragraph, references herein to the “Securities” means (unless the context otherwise requires) the Securities of this series and includes any other securities issued, as provided in the Indenture and forming a single series with the Securities of this series, provided that either (i) such additional Securities are fungible with the Securities of such series offered hereby for U.S. federal income tax purposes or (ii) such additional Securities shall have a separate CUSIP number.

The Securities are issuable only in registered form without coupons in denominations of USD 1,000 in principal amount and integral multiples of USD 1,000 in excess thereof.

3.    Redemption at the Companies’ Option

The Companies may, at their option, redeem the Securities of this series as a whole or in part at any time and from time to time prior to August 1, 2035 upon not less than thirty (30) nor more than sixty (60) days prior notice at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Securities to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed as if the Securities matured on August 1, 2035 (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve (12) 30-day

Exhibit A

months) at the Treasury Rate plus 30 basis points; plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such Redemption Date.

The Companies may also, at their option, redeem the Securities of this series as a whole or in part at any time and from time to time on or after August 1, 2035 upon not less than thirty (30) nor more than sixty (60) days prior notice at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to (but excluding) such Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

4.    Optional Tax Redemption

The Companies may, at their or the Parent Guarantor’s option, redeem the Securities of this series in whole, but not in part, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of the Securities of this series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which either Company or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after October 26, 2018 (any such change or amendment, a “Change in Tax Law”), the relevant Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the relevant Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Securities of this series may not be redeemed to the extent such Additional Amounts arise solely as a result of the relevant Company assigning its obligations under the Securities of this series to a Substitute Company, unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to this Section, the relevant Company or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the relevant Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of such Change in Tax Law.

No notice of redemption pursuant to this Section may be given earlier than ninety (90) days prior to the earliest date on which the relevant Company or the relevant

Exhibit A

Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Securities of this series were then due.

5.    Additional Amounts

In the event that any Guarantor becomes obligated to make payments in respect of the Securities of this series, such Guarantor will make all payments in respect of the Securities of this series without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders of the Securities of this series such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)        are payable by any person acting as custodian bank or collecting agent on behalf of such Holder, or otherwise in any manner which does not constitute a deduction or withholding by such Guarantor from payment of principal or interest made by it, or

(b)        are payable by reason of such Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Securities of this series or the Guarantees thereof are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Relevant Taxing Jurisdiction, or

(c)        are imposed or withheld by reason of the failure of such Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes, or

(d)        consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, or

(e)        are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder of this Security if such Holder is a

Exhibit A

fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of this Security, or

(f)        are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding, or

(g)        are payable by reason of a change in law or practice that becomes effective more than thirty (30) days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later, or

(h)        are payable because this Security was presented to a particular paying agent for payment if this Security could have been presented to another paying agent without any such withholding or deduction, or

(i)        are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the Securities of this series shall be deemed to include any Additional Amounts which may be payable as set forth in the Indenture.

The covenant regarding Additional Amounts shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, and will apply to each Company any time it is incorporated in a jurisdiction outside of the United States.

In addition, any amounts to be paid by either Company or any Guarantor on the Securities of this series will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor either Company will be required to pay Additional Amounts on account of any FATCA Withholding.

6.    Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this

Exhibit A

Security for registration of transfer at the office or agency of the Companies in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Companies and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Companies may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Companies, the Guarantors, the Trustee and any agent of the Companies, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Companies, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

7.    Limitation on Suits

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and/or security, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Companies, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Exhibit A

8.    Amendment, Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Companies or the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Companies and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding (irrespective of series) that are to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Companies and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

9.    Defeasance

The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

10.  Governing Law

This Security shall be governed by and construed in accordance with the laws of the State of New York.

11.  Defined Terms

All terms used in this Security which are defined in the Base Indenture or the Second Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the Second Supplemental Indenture.

Exhibit A

SCHEDULE

Anheuser-Busch Companies, LLC

and

Anheuser-Busch InBev Worldwide Inc.

4.700% Note due 2036

The initial principal amount of this Global Security is USD              . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A-1

Exhibit B

FORM OF GUARANTEE

For value received, the undersigned (herein called the “Guarantors”, and each, a “Guarantor”, which terms include any successor Person or Persons under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby jointly and severally, irrevocably, fully and unconditionally guarantee to the Trustee and to each Holder of this Security, which has been authenticated and delivered by the Trustee, the due and punctual payment of the principal of (including any amount in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. In case of default by the Companies in the payment of any such principal (including any amount in respect of original issue discount), interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment or analogous obligation, each Guarantor agrees duly and punctually to pay the same. Each Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all other unsecured and unsubordinated obligations of such Guarantor, shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Companies with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of either Company, any right to require a demand or proceeding first against either Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon.

Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Companies with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Companies in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

This Guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

Exhibit B

All terms used in this Guarantee which are not defined herein shall have the meaning assigned to them in the Security upon which this Guarantee is endorsed.

This Guarantee is subject to the release upon the terms set forth in the Indenture.

This Guarantee is subject to certain limitations and waivers set forth in the Indenture, as it may be supplemented from time to time.

This Guarantee is governed by and construed in accordance with the laws of the State of New York.

Exhibit B

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be signed by facsimile by its duly authorized officer or representative and, if required by applicable law, has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

ANHEUSER-BUSCH INBEV SA/NV as Parent Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

Anheuser-Busch InBev Finance Inc. as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

COBREW NV as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

Exhibit B

BRANDBREW SA as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

BRANDBEV S.À R.L. as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

B-4